AWARD AGREEMENT
                                 ---------------

         This Agreement is entered into as of this ________day of ________, ______ by and between Lawson Products, Inc. ("Lawson") and ____________ ("Participant").

         WHEREAS, the Compensation Committee of the Board of Directors of Lawson (the "Committee") has selected Participant to receive an award under the Long-Term Capital Accumulation Plan of Lawson (the "Plan"); and

         WHEREAS, Participant wishes to accept that award, subject to the terms and conditions of the Plan and this Agreement;

         NOW, THEREFORE, Lawson and Participant hereby agree as follows:

         1. The award evidenced by this Agreement (the "Award") consists of __________ (________) Shareholder Value Appreciation Rights ("SVARs") with an effective date of __________. This Agreement supersedes and replaces all previous oral or written communications between Lawson and Participant about any award to Participant under the Plan.

         2. All aspects of the SVARs evidenced by this Agreement (including but not limited to vesting, valuation, payment and possible forfeiture) shall be governed by this Agreement and by the Plan, a copy of which has been provided to Participant and is hereby acknowledged by Participant, and the terms and conditions of which are incorporated into this Agreement by reference.

         3. Without limiting the scope of Section 2, above, Participant acknowledges that:

            (a) No payment shall be made with respect to the SVARs constituting the Award unless and until the material terms of the Plan have been approved by a majority vote of the shareholders of Lawson;

            (b) As a condition to retaining the SVARs constituting the Award, Participant shall be required to enter into an employment agreement with Lawson including confidentiality and other restrictive covenants, as described in
Section 14 of the Plan;

            (c) Any amount that would otherwise be payable to Participant or his/her beneficiaries with respect to the SVARs constituting the Award shall be subject to reduction in accordance with Section 13 of the Plan as a result of the special excise tax rules described in Section 13 of the Plan; and

            (d) The Committee may amend or terminate any or all of the provisions of the Plan and any or all of the provisions this Agreement in accordance with Section 24 of the Plan.



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         IN WITNESS WHEREOF, Participant and Lawson have executed this Agreement as of the date set forth above.

                                                   LAWSON PRODUCTS, INC.



                                          By:
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Participant